As filed with the Securities and Exchange Commission on February 7, 1997.

                                          Registration No. 333-



                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                             THE EASTERN COMPANY
            (Exact name of registrant as specified in its charter)


   Connecticut                                          06-0330020
(State or other jurisdiction                        (I.R.S. employer
of incorporation or organization)                identification number)

112 Bridge Street, Naugatuck, Connecticut                 06770
(Address of principal executive offices)                (Zip code)


              THE EASTERN COMPANY 1995 EXECUTIVE STOCK INCENTIVE PLAN
                           (Full title of the plan)

                           Richard L. Emerson, Esq.
                           John V.  Galiette, Esq.
                             Gager & Peterson
                            One Exchange Place
                               P.O. Box 2480
                      Waterbury, Connecticut 06722-2480
                             (203) 597-5100
           (Name, address, including zip code, and telephone number, including area code of agents for service)

                        CALCULATION OF REGISTRATION FEE

Title of                      Proposed          Proposed maximum
securities     Amount         maximum offering  aggregate         Amount of
to be          to be          price             offering          registration
registered     registered (1) per share (1)     price (1)         fee (2)

Common stock   250,000        $12.6875         $3,171,875          $961.17

   (1) These amounts have been estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, these amounts have been computed on the basis of the exercise price of options, where known, and where such exercise price is not known or restricted stock has been awarded, on the basis of the average of the bid and ask prices of the Registrant's Common Stock as traded on the American Stock Exchange.

   (2) The registration fee equals one thirty-third of one percent of $12.6875, the average of the bid and ask prices of the Registrant's Common Stock on February 5, 1997, multiplied by 250,000, a good faith estimate of the aggregate number of shares of Common Stock of the Registrant to be issued pursuant to the Plan.



                                     PART II


                              INFORMATION REQUIRED IN THE
                                REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.


   The following documents which have been filed by The Eastern
Company, a Connecticut corporation (the "Registrant"), with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

      (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 30, 1995.

      (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 30, 1996, June 29, 1996 and September 28, 1996.

      (c) The description of the Registrant's Common Stock contained on pages 17 and 18 of the Registrant's Form S-8, Registration No. 33-29452, relating to The Eastern Company Incentive Stock Option Plan and The Eastern Company 1989 Executive Stock Incentive Plan filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and any amendments updating such description filed with the Commission.

      (d) The description of the Registrant's Common Stock contained in the Registrant's registration statement filed pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any amendments updating such description filed with the Commission.

   All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in the documents incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

          Not applicable.


Item 5.   Interests of Named Experts and Counsel.

   The consolidated financial statements of The Eastern Company incorporated by reference in this Registration Statement have been audited by Ernst & Young LLP, independent auditors, to the extent indicated in their report thereon which is also incorporated by reference herein. Such financial statements have been incorporated herein by reference in reliance on such report given on the authority of such firm as experts in accounting and auditing.

   The validity of the issuance of the shares of common stock offered hereby will be passed upon for the Registrant by Gager &
Peterson, Waterbury, Connecticut.


Item 6.   Indemnification of Directors and Officers.

   Section 33-370 et seq. of the Connecticut General Statutes provides for permissive indemnification, mandatory indemnification and court-ordered indemnification of directors.

   (A) A corporation may indemnify a director against liability incurred in a pending, threatened or completed action, suit or proceeding if: (1) he conducted himself in good faith; and (2) he reasonably believed (a) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interests, and (b) in all other cases, that his conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, that he had no reasonable cause to believe that his conduct was unlawful.

   A corporation may not indemnify a director unless a determination has been made that indemnification of the director is permissible because the director has met the applicable standard of conduct. This determination must be made either:
(1) by a majority vote of the members of the board of directors who are not parties to the proceeding; or (2) if a quorum cannot be obtained, by a majority vote of a committee which is composed of two or more directors who are not parties to the proceeding and which is designated by vote of the directors who are not parties to the proceeding; or (3) by special legal counsel selected by the directors or a committee of directors who are not parties to the proceeding (or by the full board if a quorum of directors not involved in the proceeding cannot be obtained); or
(4) by vote of the shareholders (although shares owned by directors who are parties to the proceeding cannot vote).

   Notwithstanding the above, however, a corporation may not indemnify a director: (1) in connection with a proceeding by or in the right of the corporation if the director was adjudged liable to the corporation; or (2) in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him.

   Any indemnification permitted in connection with a
proceeding by or in the right of the corporation is limited to reasonable expenses incurred by the director in connection with the proceeding. A corporation may advance reasonable expenses incurred by a director in connection with a proceeding if: (1) the director furnishes the corporation with a written affirmation of his good faith belief that he has met the standard of conduct for receiving indemnification; (2) the director furnishes the corporation with a written undertaking to repay any advances if it is ultimately determined that he did not meet the standard of conduct; and (3) the corporation determines that the facts then known do not preclude indemnification.

   (B) Unless limited by its article of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding against reasonable expenses incurred by him in connection with the proceeding.

   (C) Unless a corporation's articles of incorporation provide otherwise, a court may order a corporation to indemnify a director if the director applies to the court for indemnification and the court determines that: (1) the director is entitled to mandatory indemnification; or (2) the director is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances, whether or not he met the standard of conduct for permissive indemnification or was adjudged liable to the corporation. However, if he was adjudged liable to the corporation, his indemnification will be limited to only the reasonable expenses incurred.

   The rules which apply above relating to the indemnification of directors also apply to officers who are not directors of the corporation. In addition, a corporation may indemnify and advance expenses to an officer, employee or agent who is not a director to the extent, consistent with public policy, that is permitted by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract.

   Article Tenth of the Registrant's certificate of incorporation and Section 33-636(b)(4) of the Connecticut General Statutes limit the personal liability of the Registrant's directors to the Registrant or its shareholders for monetary damages for any failure on the part of the directors to exercise the requisite degree of care in fulfilling their duties and responsibilities in their capacity as directors. However, the protection does not extend to acts or omissions of the directors that involve a knowing and culpable violation of law, enable the director or an associate to receive an improper personal economic gain, show a lack of good faith and a conscious disregard for the duty of the director of the corporation under circumstances in which the director was aware that his conduct or omission created an unjustifiable risk of serious injury to the corporation, constitute a sustained and unexcused pattern of inattention amounting to an abdication of the director's duty to the corporation, or involve unlawful distributions to the director.

   The Registrant's by-laws also require the indemnification of the Registrant's directors and officers. Article VII, Section 7 of the by-laws provides that each director and officer of the Registrant will be indemnified against losses incurred by him with respect to any action, suit or proceeding to which he is made a party by reason of his being a director or officer, unless he is adjudged in such action, suit or proceeding to be liable for his own misconduct in the performance of his duty as such director or officer. This right of indemnification is in addition to any other such rights to which the director or officer may, as a matter of law, be entitled.

   The Registrant has also obtained directors' and officers' liability insurance, the effect of which is to indemnify the directors and officers of the Registrant against certain damages and expenses because of certain claims made against them which are caused by their negligent act, error or omission.


Item 7.   Exemption from Registration Claimed.

   The Registrant claims that the restricted securities to be reoffered or resold pursuant to this registration statement are exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, because they were issued in an offering to a limited number of purchasers that did not involve a public offering.


Item 8.   Exhibits.

   The following exhibits are filed as part of this Registration Statement:

   4(a)      The Eastern Company 1995 Executive Stock Incentive Plan

   4(b) The Registrant's restated certificate of incorporation dated August 14, 1991, and the Registrant's amended and restated By-laws dated February 13, 1991, are incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 28, 1991 and the Registrant's Form 8-K filed on February 13, 1991.
                                         -5-



   4(c)      Letter to all shareholders of the Registrant dated
             September 16, 1991 describing the Registrant's redemption of shareholder purchase rights dated August 29, 1986 and the issuance of a new purchase rights dividend distribution, and the "Summary of Rights to Purchase Common Stock" as enclosed with said letter, are incorporated by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 28, 1991.

   4(d) Rights Agreement entered into between the Registrant and The First National Bank of Boston, dated September 16, 1991, incorporated by reference in the Registrant's Form 8-K filed on September 16, 1991.

   4(e)      First Amendment dated November 11, 1992 to the
             Rights Agreement dated as of September 16, 1991 between the Registrant and The First National Bank of Boston, incorporated by reference in the Registrant's Form 10-K for the fiscal year ended January 2, 1993.


   5 Opinion of Gager & Peterson as to the legality of the securities being registered.


   23(a) Consent of Gager & Peterson. (Reference is made to the Opinion of Gager & Peterson filed as Exhibit 5.)

   23(b)     Consent of Independent Auditors


   24 Power of Attorney (included in signature page to this Registration Statement).


   99(1) Resale S-3-type prospectus filed with this Registration Statement on Form S-8 in accordance with General Instruction C of Form S-8.

   99(2) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 30, 1995 is incorporated herein by reference.

   99(3) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 30, 1996, June 29, 1996 and September 28, 1996 are incorporated herein by reference.

   99(4) Notice of the 1996 Annual Meeting of Shareholders and Proxy Statement of the Registrant dated March 22, 1996 are incorporated herein by reference.


Item 9.   Undertakings.

      (a)   The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i)  To include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933 (the "Securities
Act");

                (ii)  To reflect in the prospectus any facts
or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii)  To include any material information
with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act and each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   SIGNATURES

   The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Naugatuck, State of Connecticut, on the 7th day of February, 1997.

                  THE EASTERN COMPANY


                  By /s/ Stedman G. Sweet
                    ---------------------
                    Stedman G. Sweet
                    (President and Chief
                    Executive Officer)

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. By so signing, each of the undersigned, in his or her capacity as a director or officer, or both, as the case may be, of the Registrant does hereby appoint Russell G. McMillen, Stedman G. Sweet, Donald E. Whitmore, Jr., and each of them severally, or if more than one acts, a majority of them, his or her true and lawful attorneys or attorney to execute in his or her name, place and stead, in his or her capacity as a director or officer or both, as the case may be, of the Registrant any and all amendments to said Registration Statement and post-effective amendments thereto and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission. Each of said attorneys shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises as fully, and to all intents and purposes, as each of the undersigned might or could do in person, hereby ratifying and approving the acts of said attorneys and each of them.

   Signature                   Title                          Date


/s/ Stedman G. Sweet
--------------------           President and
Stedman G. Sweet               Director (Chief                February 7, 1997
                               Executive Officer)


                               Vice President,
 /s/ Donald E. Whitmore, Jr.   Secretary,                     February 7, 1997
----------------------------   Treasurer, Chief
Donald E. Whitmore, Jr.        Financial Officer
                               and Director






 /s/ John W. Everets
--------------------          Director                        February 7, 1997
John W. Everets


 /s/ Charles W. Henry
---------------------         Director                        February 7, 1997
Charles W. Henry


 /s/ Ole K Imset
-----------------             Director                        February 7, 1997
Ole K. Imset


-----------------------       Director                                    1997
Leonard F. Leganza



------------------------      Director                                    1997
Russell G. McMillen


 /s/ David C. Robinson
----------------------        Director                       February 7;, 1997
David C. Robinson


 /s/ Donald S. Tuttle, III
--------------------------    Director                        February 7, 1997
Donald S. Tuttle, III


   The Plan.  Pursuant to the requirements of the Securities
Act of 1933, the person who administers the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Naugatuck and State of Connecticut on the 7th day of February, 1997.

                  THE EASTERN COMPANY 1995 EXECUTIVE
                  STOCK INCENTIVE PLAN

                  By /s/ Stedman G. Sweet
                  -----------------------
                    Stedman G. Sweet
                    Its President and Chief
                    Executive Officer